Exhibit 1.1

REDHILL BIOPHARMA LTD.

UNDERWRITING AND PLACEMENT AGENCY AGREEMENT

December 21, 2016

Roth Capital Partners, LLC.

As Representative of the several Underwriters

c/o Roth Capital Partners, LLC

888 San Clemente Dr.

Newport Beach, CA 92660

Ladies and Gentlemen:

RedHill Biopharma Ltd., a company limited by shares organized under the laws of the State of Israel (the “Company”), confirms its agreements with Roth Capital Partners, LLC (“Roth”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Roth is acting as representative (the “Representative”), with respect to the issue and sale by the Company of (i) an aggregate of 2,250,000 American Depositary Shares (“ADSs”), each representing ten ordinary shares, par value NIS 0.01 per share (the “Ordinary Shares”), of the Company and (ii) warrants to purchase up to 1,125,000 ADSs in the form set forth in Exhibit H hereto (each, a “Warrant” and, together with the ADSs in clause (i) above, the “Initial Securities”) and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 337,500 additional ADSs and 168,750 additional Warrants. The Initial Securities are initially being sold in a combination of one ADS together with a Warrant to purchase 0.5 of an ADS at an exercise price of $13.33 per whole ADS. Simultaneously with the purchase and sale to the Underwriters of the Initial Securities, the Company is issuing and selling to EMC2 FUND LTD., a limited company organized under the laws of The Bahamas (the “Investor”), up to an aggregate of 1,463,415 ADSs and Warrants to purchase up to 731,708 ADSs (the “Placement Securities”) through the Placement Agent (defined below) upon entry into a subscription, purchase or other customary agreement with the Company (the “Subscription Agreement”). The Company appoints and authorizes Roth to be the placement agent for the Placement Securities (the “Placement Agent”) and authorizes and ratifies all prior actions by the Placement Agent in connection with its role as Placement Agent. References herein to the Representative shall be deemed to refer to Roth in both its capacity as representative of the Underwriters and as Placement Agent. The Initial Securities to be purchased by the Underwriters, all or any part of the 337,500 ADSs and 168,750 Warrants subject to the option described in Section 2(b) hereof (the “Option Securities,” and together with the Initial Securities, the “Underwritten Securities”) and the Placement Securities are hereinafter called, collectively, the “Securities.” The ADSs underlying the Warrants are called the “Warrant ADSs.” The ADSs and Warrant ADSs will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to the Deposit Agreement dated December 26, 2012 among the Company, the Bank of New York Mellon, as depositary (the “Depositary”), and each holder and beneficial owner of ADSs issued thereunder (the “Deposit Agreement”). Certain terms used in this agreement (this “Agreement”) are defined in Section 15 hereof.

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The Company understands that it is proposed that a public offering of the Securities be made as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has prepared and previously delivered to you an initial preliminary prospectus supplement dated December 20, 2016 (the “Initial Preliminary Prospectus Supplement”) and a subsequent preliminary prospectus supplement dated December 20, 2016 (the “Subsequent Preliminary Prospectus Supplement”), in each case relating to the Underwritten Securities, and a related prospectus dated March 11, 2016 (the “Base Prospectus”). The Initial Preliminary Prospectus Supplement is superseded and replaced by the Subsequent Preliminary Prospectus Supplement. The Initial Preliminary Prospectus Supplement and the Subsequent Preliminary Prospectus Supplement, in each case together with the Base Prospectus and including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act, are hereinafter called, collectively, the “Pre-Pricing Prospectus.” Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission one or more prospectus supplements dated December 21, 2016 relating to the Underwritten Securities and the Placement Securities (collectively, the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b), and the Company has previously advised you of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriters and Placement Agent for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act, are herein called, collectively, the “Prospectus.”

SECTION 1. Representations and Warranties.

(a)                Representations and Warranties by the Company. The Company represents and warrants to each Underwriter and to the Placement Agent as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and the Placement Closing Date and agrees with each Underwriter and the Placement Agent, as follows:

(1)               Compliance with Registration Requirements. The Company meets the requirements for use of Form F-3 under the 1933 Act and the Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. Each of the Initial Registration Statement and any post-effective amendments thereto have been declared effective under the 1933 Act and any Rule 462(b) Registration Statement has become effective under the 1933 Act or, not later than 8:00 a.m. (New York City time) on the business day immediately after the date of this Agreement, will become effective under the 1933 Act, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Initial Registration Statement was initially filed with the Commission on February 25, 2016.

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(2)               Registration Statement, Prospectus and Disclosure at Time of Sale. At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments thereto became effective, at each time subsequent to the filing of the Initial Registration Statement that the Company filed an annual report on Form 20-F (or any amendment thereto) with the Commission, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), and at the Closing Date and the Placement Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b), at the Closing Date and the Placement Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (except in the case of clause (z) below) and as of each time prior to the later of the Closing Date and the Placement Closing Date that an investor agrees (orally or in writing) to purchase or, if applicable, reconfirms (orally or in writing) an agreement to purchase any Securities from the Underwriters, neither (w) any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, (x) any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus as of the Applicable Time and the information, if any, included on Exhibit F hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, nor (z) any Issuer General Use Free Writing Prospectuses issued subsequent to the Applicable Time, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, or delivered to the Underwriters for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

The representations and warranties in the preceding paragraphs of this Section 1(a)(2) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative or the Placement Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters or the Placement Agent as aforesaid consists of the information described as such in Section 6(b) hereof.

At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement or any amendment to any of the foregoing were filed and as of the earliest time after the filing of the Initial Registration Statement that the Company or any other offering participant made a bona fide offer of the Securities within the meaning of Rule 164(h)(2), and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

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Each Issuer Free Writing Prospectus (if any), as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

(3)               Foreign Private Issuer. The Company is a “foreign private issuer,” as such term is defined in Rule 405 of the 1933 Act.

(4)               Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the respective times when they became or at the respective times when they were filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and none of such documents, as of the date they became effective or were filed with the Commission, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in Registration Statement, any preliminary prospectus and the Prospectus, when such documents hereafter become effective or are hereafter filed with the Commission, as the case may be, will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and will not, as of the date such documents become effective or are filed with the Commission, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(5)               Independent Accountants. Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, which has audited and reviewed certain financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus is an independent registered public accounting firm with respect to the Company as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations as applicable, and the PCAOB.

(6)               Financial Statements. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries (if any) at the dates indicated and the results of operations, changes in shareholders’ equity and cash flows of the Company and its consolidated subsidiaries (if any) for the periods specified; the financial statements of any other entities or businesses included in the Registration Statement, the General Disclosure Package or the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of each such entity or business, as the case may be, and its consolidated subsidiaries (if any) at the dates indicated and the results of operations, changes in shareholders’ (or other owners’) equity and cash flows of such entity or business, as the case may be, and its consolidated subsidiaries (if any) for the periods specified; and all such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board, applied on a consistent basis throughout the periods involved and comply in all material respects with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations, or the 1934 Act and the 1934 Act Regulations, as applicable. The supporting schedules, if any, included in the Registration Statement present fairly in all material respects, in accordance with IFRS, the information required to be stated therein. The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Summary Financial Data” presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus comply with Item 10 of Regulation S-K of the Commission, to the extent applicable.

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(7)               No Material Adverse Change in Business. Since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as disclosed in the General Disclosure Package (A) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Company (in any such case, a “Material Adverse Effect”); (B) except as otherwise disclosed in the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the Company has not incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company, which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(8)               Due Organization and Existence of the Company. The Company has been duly organized and is validly existing as a company under the laws of the State of Israel and has power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company has not been designated as a “breaching company” (within the meaning of the Israeli Companies Law) by the Registrar of Companies of the State of Israel.

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(9)               Good Standing of Subsidiaries. The Company has no subsidiaries.

(10)           Capitalization. The authorized, issued and outstanding share capital of the Company as of the date of this Agreement is as set forth in the column entitled “Actual” and in the corresponding line items under the caption “Capitalization and Indebtedness” in the Pre-Pricing Prospectus and the Prospectus and, at the time of the purchase of the Initial Securities by the Underwriters on the Closing Date and as of each Option Closing Date (if any), the authorized, issued and outstanding share capital of the Company (taking into account the issuance of the ADSs and the Warrant ADSs) will be as set forth in the column entitled “As Adjusted” and in the corresponding line items under such caption (in each case except for any Option Securities issued by the Company pursuant to this Agreement and issuances, if any, subsequent to the date of this Agreement pursuant to employee or director share option, share purchase or other equity incentive plans described in the Pre-Pricing Prospectus and the Prospectus, upon the exercise of options issued pursuant to any such share option, share purchase or other equity incentive plans as so described, or upon the exercise of options or the exercise or conversion of convertible securities described in the General Disclosure Package and the Prospectus). The issued and outstanding shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance with all applicable foreign (including Israeli), state and federal securities and “blue-sky” laws; and none of the outstanding shares of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

(11)           Authorization of the Agreement, the Warrants and the Subscription Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The Warrants to be dated as of the Closing Date and executed by the Company, have been duly authorized by the Company and, when executed and delivered by the Company, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Subscription Agreement governing the Placement Securities has been duly authorized by the Company and, when executed and delivered by the Company and Investor, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(12)           Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity; upon due issuance by the Depositary of ADRs evidencing ADSs and Warrant ADSs against the deposit of the Ordinary Shares in respect thereof in accordance with the Deposit Agreement, such ADRs will be duly and validly issued and the holders and beneficial owners thereof will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus.

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(13)           Authorization of Securities. The Securities to be sold by the Company under this Agreement and the Ordinary Shares underlying such Securities (including the Ordinary Shares underlying the Warrant ADSs, the “Underlying Shares”) have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein for the Underwritten Securities or as set forth in the Subscription Agreement for the Placement Securities, will be validly issued, fully paid and non-assessable; the Warrant ADSs to be issued upon exercise of the Warrants to be sold by the Company under this Agreement have been duly authorized and reserved for issuance pursuant to the terms of the Warrants, and when issued by the Company upon valid exercise of the Warrants and payment of the exercise price and any other fees in connection therewith, will be validly issued, fully paid and non-assessable; no holder of the Securities or the Underlying Shares is or will be subject to personal liability by reason of being such a holder; and the issuance and sale of the Securities and the Underlying Shares to be sold by the Company under this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

(14)           Warrant ADS Reserve. The Company shall, at all times while any Warrants are outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Ordinary Shares, solely for the purpose of enabling it to issue Warrant ADSs upon exercise of such Warrants, the number of Ordinary Shares underlying the Warrant ADSs that are issuable and deliverable upon the exercise of the then-outstanding Warrants from time to time.

(15)           Description of Securities. The Ordinary Shares, all outstanding warrants and convertible securities and the Company’s articles of association and other Organizational Documents conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(16)           Absence of Defaults and Conflicts. The Company is not (a) in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except (solely in the case of Company Documents other than Subject Instruments) for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company has not received funding or grants from the Office of the Chief Scientist or the National Authority for Technology and Innovation in the Israeli Ministry of Economy and Industry or the Investment Center of the Ministry of Economy and Industry of the State of Israel. The Company has not received any notice denying, revoking or modifying any “approved enterprise” or “benefited enterprise” or “preferred enterprise” status under the Israeli Law for the Encouragement of Capital Investments, 5719-1959, with respect to any of the Company’s facilities or operations or any other tax benefits received by the Company under such law. All information supplied by the Company with respect to the applications or notifications relating to such “approved enterprise” status, “benefited enterprise” status and “preferred enterprise” status was true, correct and complete in all material respects when supplied to the appropriate authorities. The Company is in compliance in all material respects with the Israeli Companies Law and the Israeli Securities Law. The execution, delivery and performance of this Agreement and the Warrants and the consummation of the transactions contemplated herein, therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company pursuant to, (i) any Company Documents, except (solely in the case of Company Documents other than Subject Instruments) for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (ii) the provisions of the Organizational Documents of the Company, or (iii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except with respect to this clause (iii) for any such violation that would not, individually or in the aggregate reasonably be expected to result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated in this Agreement or the Warrants or the performance by the Company of its obligations under this Agreement or the Warrants. All corporate approvals on the part of the Company, including under Chapter 5 of Part VI of the Israeli Companies Law, for the offer or sale of the Securities and the transactions contemplated hereby have been obtained.

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(17)           Absence of Labor Dispute. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(18)           Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or to which any of its properties or assets is the subject that is required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (other than as disclosed therein), or which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement.

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(19)           Accuracy of Descriptions and Exhibits. The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Risk Factors,” “Description of Warrants We are Offering” and “Material Tax Considerations,” and the information in the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2015 under the captions “Item 4. Information on the Company—B. Business Overview—Intellectual Property,” “Item 4. Information on the Company—B. Business Overview—Government Regulations and Funding,” “Item 5. Operating and Financial Review and Prospects—B. Liquidity and Capital Resources,” Item “6. Directors, Senior Management and Employees—B. Compensation,” Item “6. Directors, Senior Management and Employees—C. Board Practices,” “Item 7. Major Shareholders and Related Party Transactions—B. Related Party Transactions,” “Item 8. Financial Information—Legal Proceedings,” “Item 10. Additional Information—B. Memorandum and Articles of Association—Description of Securities—Ordinary Shares,” and “Item 10. Additional Information—E. Taxation,” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s Organizational Documents or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any other Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits to the Registration Statement or the documents incorporated or deemed to be incorporated by reference therein which have not been so described and filed as required.

(20)           Possession of Intellectual Property. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, the Company owns, or has obtained valid and enforceable licenses for, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property (1) described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned or licensed by it or (2) which are necessary for the conduct of its business as currently conducted or as currently proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted (collectively, “Intellectual Property”) except in the case of clause (2) where the failure to own, possess or acquire such rights would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, to the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, except for Intellectual Property rights which are licensed by the Company from or granted by the Company to its partners, licensors, licensees and other third parties and customary reversionary rights of third-party licensors with respect to Intellectual Property that is licensed to the Company; and (ii) there is no infringement by third parties of any Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the General Disclosure Package or the Prospectus as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company has complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, and to the knowledge of the Company all such agreements are in full force and effect. The product candidates described in the Registration Statement, the General Disclosure Package and the Prospectus as under development by the Company fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company.

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(21)           Clinical Studies. The current status of discussions with regulatory authorities are accurately described in the Registration Statement, the General Disclosure Package and the Prospectus. The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company that are described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus were and, if still pending, are being conducted in compliance in all material respects with all statutes, laws, rules, regulations, guidance and protocols, as applicable (including, without limitation, those administered by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”), the Israeli Ministry of Health or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA, and the relevant laws, rules and regulations of the Israeli Ministry of Health), except for any non-compliance that would not reasonably be expected to result in a Material Adverse Effect. The descriptions of the results of such studies and tests that are described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus are accurate in all material respects and fairly present in all material respects the data derived from such studies and tests, and the Company has no knowledge of other studies or tests the results of which are materially inconsistent with the results described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus. The Company has not received any notices of non-compliance from the Israeli Ministry of Health, the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination or suspension of such studies or tests, except for any termination or suspension that would not reasonably be expected to result in a Material Adverse Effect. For the avoidance of doubt, the Company makes no representation or warranty that the results of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company will be sufficient to obtain governmental approval from the FDA or any foreign (including Israeli), state or local governmental body exercising comparable authority.

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(22)           Compliance with Regulatory Filing Requirements. The Company has not failed to file with applicable regulatory authorities any filing, declaration, listing, registration, report or submission that is required to be so filed for the current conduct of its business, except for any filing, declaration, listing, registration, report or submission the failure of which to be filed would not reasonably be expected to result in a Material Adverse Effect. All such filings were in material compliance with applicable laws, rules and regulations when filed and no material deficiencies that have not been remedied have been asserted by any applicable regulatory authority (including, without limitation, the FDA or any Israeli or other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) with respect to any such filings, declarations, listings, registrations, reports or submissions.

(23)           Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (including Israeli), (B) no authorization, approval, vote or consent of any holder of shares or other securities of the Company or creditor of the Company, (C) no authorization, approval, waiver or consent under any Company Document or Organizational Document, and (D) no authorization, approval, vote or consent of any other person or entity, is necessary or required to be obtained by the Company for the authorization, execution, delivery or performance by the Company of this Agreement and the Warrants, for the offering of the Securities as contemplated by this Agreement, for the issuance, sale or delivery of the Securities to be sold by the Company pursuant to this Agreement, for the issuance of the Underlying Shares, for the issuance of the Warrant ADSs upon exercise of the Warrants or for the consummation of any of the other transactions contemplated by this Agreement and the Warrants, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except (A) such as have been obtained under applicable laws (domestic or foreign, including Israeli) including, without limitation, the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, (B) the listing, subject to notice of issuance, of the ADSs and Warrant ADSs on the Nasdaq Capital Market, (C) the listing, subject to notice of issuance, of the Underlying Shares on the Tel Aviv Stock Exchange and (D) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(24)           Possession of Licenses and Permits. The Company possesses such franchises, grants, permits, easements, licenses, approvals, consents, certificates, orders and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate self-regulatory, federal, state, local or foreign (including Israeli) regulatory agencies, authorities or bodies (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA, including the relevant guidelines of the Israeli Ministry of Health) necessary to conduct the business now operated by them; and, except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company is in compliance with the terms and conditions of all such Governmental Licenses, all such Governmental Licenses are valid and in full force and effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, and to the knowledge of the Company, no such proceedings are threatened.

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(25)           Title to Property. The Company has good and marketable title in fee simple to all real property owned by it (if any) and good title to all other properties and assets owned by it, in each case, free and clear of all Liens except such as (a) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (b) are not, individually or in the aggregate, material to the Company, are not required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, do not, individually or in the aggregate, materially affect the value of such property; all real property, buildings and other improvements, and all equipment and other property held under lease or sublease by the Company is held by it under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property, buildings or other improvements, such exceptions as are not material and do not interfere in any material respect with the use made or proposed to be made of such property and buildings or other improvements by the Company, and all such leases and subleases are in full force and effect; and the Company has not received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises or to the continued use of the leased or subleased equipment or other property except for such claims which, if successfully asserted against the Company, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(26)           Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the receipt and application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus under the caption “Use Of Proceeds,” will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(27)           Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) the Company is not in violation of any federal, state, local or foreign (including Israeli) statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to Hazardous Materials or any Environmental Laws.

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(28)           Absence of Registration Rights. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the 1933 Act, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities, except in each case for such rights that have been duly waived in writing; and the Company has given all notices required by, and has otherwise complied in all material respects with its obligations under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements in connection with the transactions contemplated by this Agreement.

(29)           Parties to Lock-Up Agreements. Each of the persons listed on Exhibit B hereto has executed and delivered to the Representative a lock-up agreement in the form of Exhibit C hereto. Exhibit B hereto contains a true, complete and correct list of all directors and officers of the Company.

(30)           Registration of ADSs. The Company and the Depositary have prepared and filed with the Commission a registration statement relating to the ADSs on Form F-6 (No. 333-185302) (the “Form F-6”) and a related prospectus for registration under the 1933 Act of the ADSs, have filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereinafter be required. The registration statement on Form F-6 for registration of the ADSs, as amended at the time it became effective (including by the filing of any post-effective amendments thereto), and the prospectus included therein, as then amended are hereinafter called the “ADS Registration Statement.” The Form F-6 was declared effective under the 1933 Act on December 26, 2012, and (i) no stop order preventing or suspending the effectiveness of the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission, (ii) the ADS Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the 1933 Act and the applicable rules and regulations of the Commission thereunder, (iii) the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; and (iv) all of the Securities are registered pursuant to the ADS Registration Statement.

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(31)           Nasdaq and TASE. The outstanding ADSs are listed on the Nasdaq Capital Market and the ADSs and Warrant ADSs being sold hereunder by the Company have been approved for listing, subject only to official notice of issuance, on the Nasdaq Capital Market. The outstanding Ordinary Shares are listed on the Tel Aviv Stock Exchange and, on the Initial Closing Date, the Underlying Shares shall be approved for listing, subject only to official notice of issuance, on the Tel Aviv Stock Exchange.

(32)           FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Securities is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct.

(33)           Tax Returns. The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has obtained extensions thereof, and all such tax returns are complete and accurate, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company has paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(34)           Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; all material policies of insurance and any fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any material insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

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(35)           Accounting and Disclosure Controls. The Company maintains and has established and maintained effective “internal control over financial reporting” (as defined in Rule 13a-15 of the 1934 Act Regulations) designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (1) at any time during the Company’s five consecutive fiscal years ended with and including the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto, any material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated), or (2) any fraud, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting and, since the end of the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has established, and maintains, “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act are recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

The Company’s independent public accountants and the audit committee of the Company’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Company’s internal control over financial reporting and of all fraud, if any, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting, in each case that occurred or existed, or was first detected, at any time during the Company’s five consecutive fiscal years ended with and including the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto.

(36)           Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company, or, to the knowledge of the Company, on the part of any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

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(37)           Pending Proceedings and Examinations; Comment Letters. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act. The Company has provided the Representative with true, complete and correct copies of any written comments received from the Commission by the Company or its legal counsel or accountants with respect to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any document incorporated or deemed to be incorporated by reference therein and of all written responses thereto (in each case other than comment letters or written responses that are publicly available on EDGAR), and no such comments remain unresolved.

(38)           Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities. In addition, the Company has not engaged and will not engage in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel. All grants and issuances of the Company’s securities (including under any share purchase or other equity incentive plans) were made in compliance with the Israeli Securities Law.

(39)           Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and accurately reflects in all material respects the materials upon which such data is based or from which it was derived, and the Company has delivered true, complete and correct copies of such materials to the Representative.

(40)           No Unlawful Contributions or Other Payments. Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus.

(41)           Money Laundering Laws. The operations of the Company are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Israel Prohibition on Money Laundering Law, 5760-2000, as amended, the Israel Prohibition on Funding of Terrorism Law, 5765-2005, as amended, and the regulations and orders promulgated thereunder, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

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(42)           Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or government employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation, including without limitation, the provisions of Sections 291 and 291A of the Israel Penal Law, 5737-1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(43)           OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary (if any), or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is subject to any Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of such Sanctions.

(44)           Benefit Plans Compliance. Each benefit, pension and compensation plan, agreement policy and arrangement that is maintained, administered or contributed to by the Company for current or former employees or directors of the Company, or with respect to which any of such entities would reasonably be expected to have any current, future or contingent liability or responsibility, has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, except as would not individually or in the aggregate be expected to have a Material Adverse Effect and except with respect to matters over which the Company does not have control; the Company has complied with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements, except as would not individually or in the aggregate be expected to have Material Adverse Effect; the fair market value of the assets of each such plan, agreement, policy and arrangement which is required or intended to be funded (excluding for these purposes accrued but unpaid contributions) exceeds in all material respects the present value of all benefits accrued or earned or payments due under such plan, agreement, policy or arrangement determined using reasonable actuarial assumptions. The liabilities reflected on the relevant entity’s financial statements with respect to each such plan, agreement, policy and arrangement which is not required or intended to be funded accurately reflects in all material respects the present value of all benefits earned or accrued or payments due under such plan, agreement, policy or arrangement determined using reasonable actuarial assumptions.

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(45)           Lending and Other Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Company has no lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter; (ii) the Company will not, directly or indirectly, use any of the proceeds from the sale of the Securities by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by any Underwriter or any of its “affiliates” or “associated persons” (as such terms are used in FINRA Rule 5121) or otherwise direct any such proceeds to any Underwriter or any of its “affiliates” or “associated persons” (as so defined); and (iii) there are and have been no transactions, arrangements or dealings between the Company, on one hand, and any Underwriter or any of its “affiliates” or “associated persons” (as so defined), on the other hand, that, under FINRA Rule 5110 or 5121, must be disclosed in a submission to FINRA in connection with the offering of the Securities contemplated hereby or disclosed in the Registration Statement, the General Disclosure Package or Prospectus.

(46)           Changes in Management. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the persons who were officers or directors of the Company as of the date of the Pre-Pricing Prospectus has given oral or written notice to the Company of his or her resignation, nor has any such officer or director been terminated by the Company or otherwise removed from his or her office or from the board of directors, as the case may be (including, without limitation, any such termination or removal which is to be effective as of a future date) nor is any such termination or removal under consideration by the Company or its board of directors.

(47)           Taxes. No transaction, stamp or other issuance or transfer taxes or duties, and, assuming that the Underwriters are not otherwise subject to taxation in Israel due to Israeli tax residence or the existence of a permanent establishment in Israel, then no capital gains, income, withholding or other taxes, are payable by or on behalf of the Underwriters to the State of Israel or to any political subdivision or authority thereof or therein in connection with: (i) the issuance, sale and delivery of the Securities by the Company; (ii) the purchase from the Company, and the initial sale and delivery by the Underwriters of the Securities to purchasers thereof or (iii) the execution and delivery of this Agreement or any other document to be furnished hereunder.

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(48)           Related Party Transactions. There are no business relationships or related party transactions involving the Company or, to the knowledge of the Company, any other person that are required to be described in the Pre-Pricing Prospectus or the Prospectus that have not been described as required.

(49)           Stop Transfer Instructions. The Company has, with respect to any ADSs (other than the Securities to be sold pursuant to this Agreement) or other shares or any securities convertible into or exercisable or exchangeable for ADSs or other share capital owned or held (of record or beneficially) by any other persons who have entered into or are required to enter into an agreement in the form of Exhibit C hereto, instructed the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period; and, during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of the Representative.

(50)           No Restrictions on Dividends. The Company is not a party to or otherwise bound by any instrument or agreement that limits or prohibits or under its terms could limit or prohibit, directly or indirectly, the Company from paying any dividends or making other distributions on its share capital except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(51)           Brokers. There is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement or the Warrants, except for underwriting discounts and commissions in connection with the sale of the Underwritten Securities to the Underwriters pursuant to this Agreement and the other fees and expense reimbursements set forth herein.

(52)           Payments in Foreign Currency. Except as disclosed in the General Disclosure Package, under current laws and regulations of the State of Israel and any political subdivision thereof, all dividends and other distributions declared and payable on the Securities or the Ordinary Shares may be paid by the Company to the holder thereof in United States dollars or New Israeli Shekels that may be converted into foreign currency and freely transferred out of the State of Israel.

(53)           Agent for Service of Process. The Company has validly and irrevocably appointed Corporation Service Company as its authorized agent for service of process pursuant to this Agreement and in connection with the Registration Statement.

(54)           Immunity from Jurisdiction. Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel.

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(55)           Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 20 of this Agreement, has legally, validly and irrevocably submitted, to the personal jurisdiction of each U.S. federal court or state court located in the Borough of Manhattan, the City and County of New York, New York, U.S.A.

(56)           Emerging Growth Company Status. The Company is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(57)           Compliance with Laws. The Company has been and is in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(58)           No Contract Termination. The Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any preliminary prospectus, the Prospectus or any free writing prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, by any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

(59)           Distribution of Offering Material By the Company. Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters’ distribution of the Securities, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Form F-6, the General Disclosure Package, the Prospectus or any free writing prospectus reviewed and consented to by the Representative, the free writing prospectuses, if any, identified on Exhibit G hereto and any Permitted Section 5(d) Communications.

(60)           Communications. In connection with the offering and sale of the Securities, the Company (i) has not alone engaged in communications with potential investors in reliance on Section 5(d) of the 1933 Act other than Permitted Section 5(d) Communications with the consent of the Representative with entities that are QIBs or IAIs and (ii) has not authorized anyone other than the Representative to engage in such communications; the Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Marketing Materials, Section 5(d) Oral Communications and Section 5(d) Written Communications in connection with the offering and sale of the Securities; as of the Applicable Time, each Permitted Section 5(d) Communication, when considered together with the General Disclosure Package, did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Permitted Section 5(d) Communication, if any, does not, as of the date hereof, conflict with the information contained in the Registration Statement, any preliminary prospectus and the Prospectus.

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(b)               Certificates. Any certificate signed by any officer of the Company (whether signed on behalf of such officer or the Company) and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery; Closing.

(a)                Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, severally and not jointly, the respective numbers of Initial Securities set forth opposite the names of the Underwriters in Exhibit A hereto, and each Underwriter, severally and not jointly, agrees to purchase the respective number of Initial Securities set forth opposite its name in Exhibit A hereto plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional Securities. The purchase price for the Initial Securities to be paid by the Underwriters per combined ADS and Warrant to purchase 0.5 of an ADS shall be $9.6350.

(b)               Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to the respective numbers of Option Securities set forth opposite the names of the Underwriters in Exhibit A hereto, in any combination of ADSs and/or Warrants at a price of $9.6350 per ADS and a price of $0.0047 per Warrant; provided that the price per ADS and per Warrant shall be reduced by an amount per ADS, or Warrant ADS, as applicable, equal to any dividends or distributions declared, paid or payable by the Company on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representative to the Company setting forth the aggregate number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option (unless postponed in accordance with the provisions of Section 10), nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, the Company will sell to the Underwriters the total number of Option Securities then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

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(c)                Payment. Payment of the purchase price for, and delivery of the certificates (in form and in substance satisfactory to the Representative) representing, the Initial Securities shall be made at the offices of Covington & Burling LLP, 620 Eighth Avenue, New York, New York 10018-1405, or at such other place as shall be agreed upon by the Representative and the Company, at 10:30 A.M. (New York City time) on December 27, 2016 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Date”). The Company shall deliver or cause to be delivered such certificates for the Initial Securities to the Depositary or its designated custodian and the Company shall cause the Depositary to deliver ADRs evidencing the Initial Securities to the Representative for the account of each Underwriter. Upon delivery, the ADRs evidencing the Ordinary Shares represented by the Initial Securities shall be registered in such names and in such denominations as the Representative shall request in writing not less than two full business days prior to the Closing Date. Payments of the Initial Securities shall be made on the Closing Date by wire transfer in immediately available funds to an account specified by the Company.

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of the certificates (in form and substance satisfactory to the Representative) representing, such Option Securities shall be made at the above-mentioned offices at 10:30 A.M. (New York City time), or at such other place as shall be agreed upon by the Representative and the Company, on each Option Closing Date as specified in the notice from the Representative to the Company. The Company shall deliver or cause to be delivered such certificates for the Option Securities to the Depositary or its designated custodian and the Company shall cause the Depositary to deliver ADRs evidencing the Option Securities to the Representative for the account of each Underwriter. Upon delivery, the ADRs evidencing the Ordinary Shares represented by the Option Securities shall be registered in such names and in such denominations as the Representative shall request in writing not less than one full business day prior to the Option Closing Date. Payment of the Option Securities shall be made on the Option Closing Date by wire transfer in immediately available funds to an account specified by the Company.

It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities, if any, which it has agreed to purchase. The Representative, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)               Delivery of Securities. Delivery of the Initial Securities and any Option Securities shall be made through the facilities of DTC unless the Representative shall otherwise instruct.

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(e)                Placement Agent Fee. As compensation for services rendered, on each Placement Closing Date, the Company shall pay to the Placement Agent a cash fee equal to 1.0% of the gross proceeds received by the Company from the sale of the Placement Securities.

(f)                Discretionary Fee. As compensation for services rendered as Underwriter and as Placement Agent, on the Closing Date, the Company may at its election pay to Roth a discretionary cash fee equal to 0.5% of the gross proceeds received by the Company from the sale of the Securities.

(g)               Other Fees. Other than (i) an amount equal to 2.0% of the amounts raised by banks and brokers in Israel and (ii) amounts payable to any Underwriters listed on Exhibit A hereto, the Company agrees that payment to any banks and brokers in non-U.S. jurisdictions who raise capital in connection with this offering in such non-U.S. jurisdictions will be the sole responsibility of the Company. The Underwriters and Placement Agent shall have no liability for payment of such fees.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter and the Placement Agent as follows:

(a)                Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and Rule 433 and will notify the Representative promptly, and confirm such notice in writing, (i) when any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall be declared or become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission (and shall promptly furnish the Representative with a copy of any comment letters and any transcript made by the Company, its legal counsel or accountants of oral comments, and shall furnish the Representative with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representative or counsel for the Underwriters shall reasonably object in a timely manner), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, any document incorporated or deemed to be incorporated by reference therein or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing. The Company will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(b)               Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement, any Rule 462(b) Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise, and the Company will furnish the Representative with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object in a timely manner. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time. The Company will give the Representative notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time through the later of the Closing Date and the Placement Closing Date (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise)) and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object in a timely manner.

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(c)                Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and copies of all consents and certificates of experts.

(d)               Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request.

(e)                Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Representative or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or, if the Representative or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Representative of such event or condition and of its intention to file such amendment or supplement (or, if the Representative or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representative of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its reasonable best efforts to have such amendment declared or become effective as soon as practicable, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or, if the Representative or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representative or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly notify the Representative of such event or condition and of its intention to file such amendment or supplement (or, if the Representative or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representative of its intention to prepare such amendment or supplement) and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. In addition, the Company will not engage in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law in connection with the transactions contemplated hereby that would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel.

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(f)                Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may reasonably request and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities.

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(g)               Rule 158. The Company will make generally available to its securityholders as soon as practicable an earnings statement (which need not be audited) for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)               Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Pre-Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(i)                 Listing. In the case of any ADSs and Warrant ADSs that are not listed on the Nasdaq Capital Market, the Company will use its best efforts to effect the listing of the ADSs and Warrant ADSs on such exchange as and when required by this Agreement.

(j)                 Restriction on Sale of Securities. During the Lock-Up Period, the Company will not, without the prior written consent of the Representative, directly or indirectly:

(i)            issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any ADSs, Ordinary Shares or other share capital or any securities convertible into or exercisable or exchangeable for ADSs, Ordinary Shares or other share capital,

(ii)           file or cause the filing of any registration statement under the 1933 Act with respect to any ADSs, Ordinary Shares or other share capital or any securities convertible into or exercisable or exchangeable for any ADSs, Ordinary Shares or other share capital (other than any Rule 462(b) Registration Statement filed to register Securities to be sold to the Underwriters pursuant to this Agreement), or

(iii)          enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any ADSs, Ordinary Shares or other share capital or any securities convertible into or exercisable or exchangeable for any ADSs, Ordinary Shares or other share capital, whether any transaction described in clause (i) or (iii) above is to be settled by delivery of ADSs, Ordinary Shares, other share capital, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of the Representative:

(1)       issue any securities to be sold hereunder or pursuant to the Subscription Agreement, including, without limitation, the issuance of the Underwritten Securities to the Underwriters pursuant to this Agreement, the issuance of the Placement Securities to the Investor pursuant to the Subscription Agreement or the issuance of any Warrant ADSs pursuant to the exercise of any Warrants,

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(2)       issue ADSs or Ordinary Shares, and options to purchase ADSs or Ordinary Shares, pursuant to stock option plans, stock purchase or other equity incentive plans described in the General Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement,

(3)       issue ADSs or Ordinary Shares upon the exercise of stock options issued under stock option or other equity incentive plans referred to in clause (2) above, as those plans are in effect on the date of this Agreement, or upon the exercise of warrants or convertible securities outstanding on the date of this Agreement, as those warrants and convertible securities are in effect on the date of this Agreement,

(4)       issue ADSs or Ordinary Shares upon the exercise of outstanding warrants, convertible debentures and other outstanding instruments convertible into or exercisable or exchangeable for ADSs or Ordinary Shares, and

(5)       issue ADSs or Ordinary Shares in connection with strategic partnering transactions, provided that in the case of this clause (5) the aggregate number of ADSs or Ordinary Shares issued in all such transactions does not exceed 10% of the outstanding ADSs or Ordinary Shares, respectively, of the Company, and provided further that the Representative receives a signed lock-up for the balance of the 90 day period with respect to any such ADSs or Ordinary Shares so issued;

provided, however, that the aggregate number of ADSs and Ordinary Shares and options to purchase ADSs and Ordinary Shares issued under clauses (2) and (3) above shall not exceed 2,000,000 Ordinary Shares during the Lock-Up Period.

(k)               Reporting Requirements. The Company, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l)                 Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representative and the Company may deem appropriate, and if requested by the Representative, will prepare an Issuer Free Writing Prospectus containing the information set forth in Exhibit F hereto and such other information as may be required by Rule 433 or as the Representative and the Company may deem appropriate, and will file or transmit for filing with the Commission the Prospectus in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433.

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(m)             Taxes. The Company will indemnify and hold harmless the Underwriters and the Placement Agent against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Securities by the Company and on the execution and delivery of this Agreement or any other documents to be furnished hereunder. All payments to be made by the Company hereunder to any Underwriter or Placement Agent, its affiliates, and its and their officers, directors, employees, partners and members and each person, if any, who controls any Underwriter or Placement Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. The Company shall pay such additional amounts as may be necessary in order that the net amounts received by any of such persons after any tax payment, withholding or deduction shall equal the amounts that would have been received if no payment, withholding or deduction had been made.

(n)               Compliance with Israeli Securities Laws. The Company acknowledges, understands and agrees that the Securities may be offered and sold in Israel only by the Underwriters and only to (i) investors who fall under Section 15A(b)(3) of the Israeli Securities Law or (ii) such Israeli investors listed in the First Addendum to the Israeli Securities Law (the “Addendum”) and who submit written confirmation to the Underwriters and the Company that such investor (1) falls within the scope of the Addendum and (2) is acquiring the Securities for investment for its own account or, if applicable, for investment for clients who are investors listed in the Addendum and in any event not as a nominee, market maker or agent and not with a view to, or for the resale in connection with, any distribution thereof.

(o)               Emerging Growth Company Status. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the time when a prospectus relating to the Securities is not required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule) and (ii) the expiration of the Lock-Up Period (as defined herein).

(p)               Amendments and Supplements to Permitted Section 5(d) Communications. If at any time following the distribution of any Permitted Section 5(d) Communication, there occurred or occurs an event or development as a result of which such Permitted Section 5(d) Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Permitted Section 5(d) Communication to eliminate or correct such untrue statement or omission.

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SECTION 4. Payment of Expenses.

(a)                Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to be sold by the Company to the Underwriters and the Investor, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Underwritten Securities to the Underwriters and the Placement Securities to the Investor, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees, (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus, any Permitted Section 5(d) Communication and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of copies of the “Blue Sky Survey” and any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the attorneys-in-fact, the custodian and the transfer agent, registrar and Depositary for the Securities, (ix) the filing fees incident to the review, if any, by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the ADSs and Warrant ADSs on the Nasdaq Capital Market and the Underlying Shares on the Tel Aviv Stock Exchange, (xi) the costs and expenses of the Company and any of its officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, any Permitted Section 5(d) Communication or any Section 5(d) Oral Communication undertaken in connection with the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, and travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Company incurred in connection with any such presentations or meetings and (xii) legal and out-of-pocket expenses of the Underwriters and the Placement Agent relating to this offering, including the reasonable fees and disbursements of counsel for the Underwriters and the Placement Agent relating to the offering, in a maximum amount up to $300,000 for all such fees and expenses (including any fees and expenses in connection with the public offering withdrawn on November 2, 2016).

(b)               Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or 9(a)(iii)(A) hereof, the Company shall reimburse the Underwriters and the Placement Agent for all of their reasonable and documented out-of-pocket expenses.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in this Agreement, or in certificates signed by any officer of the Company (whether signed on behalf of such officer or the Company) delivered to the Representative or counsel for the Underwriters, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

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(a)                Effectiveness of Registration Statement. The Initial Registration Statement and any post-effective amendments thereto and any Rule 462(b) Registration Statement, shall have become effective, been declared or become effective, as the case may be, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representative of such timely filings.

(b)               Opinion of Counsel for Company. At the Closing Date and Placement Closing Date, the Representative shall have received the opinion, dated as of Closing Date, of Haynes and Boone, LLP, counsel for the Company (“Company Counsel”), in form and substance satisfactory to the Representative, together with signed or reproduced copies of such opinion for each of the other Underwriters, or the Placement Agent, as applicable, of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., special Israeli counsel to the Company, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such opinion for each of the other Underwriters, or the Placement Agent, as applicable, and of special intellectual property counsel to the Company, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such opinion for each of the other Underwriters, or the Placement Agent, as applicable.

(c)                Opinion of Counsel for Underwriters. At the Closing Date and Placement Closing Date, the Representative shall have received the favorable opinion, dated as of Closing Date, of Covington & Burling LLP, counsel for the Underwriters (“Underwriters’ Counsel”), together with signed or reproduced copies of such opinion for each of the other Underwriters, with respect to the Securities to be sold by the Company pursuant to this Agreement, this Agreement, the Initial Registration Statement, any Rule 462(b) Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto and such other matters as the Representative may reasonably request.

(d)               Opinion of Counsel for the Depositary. At the Closing Date and the Placement Closing Date, the Representative shall have received the opinion, dated the Closing Date, satisfactory in form and substance to the Representative and counsel for the Underwriters, of Emmet, Marvin & Martin, LLP, counsel for the Depositary (“Depositary Counsel”), addressed to the Representative on behalf of itself and the several Underwriters or the Placement Agent, as applicable.

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(e)                Officers’ Certificate. At the Closing Date, Placement Closing Date or the applicable Option Closing Date, as the case may be, no event or condition of a type described in Section 1(a)(7) hereof shall have occurred or shall exist, which event or condition is not described in the General Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto), since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), and, at the Closing Date, the Representative shall have received a certificate, signed on behalf of the Company by the President or the Chief Executive Officer of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission.

(f)                Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, a letter, dated the date of this Agreement and in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(g)               Bring-down Comfort Letter. At the Closing Date and the Placement Closing Date, the Representative shall have received from Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, a letter, dated as of Closing Date and in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.

(h)               CFO Certificate. The Company shall have furnished to the Representative a certificate, dated the Closing Date and the Placement Closing Date and in form and substance reasonably satisfactory to the Representative, of its chief financial officer with respect to certain financial data contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus (other than any electronic roadshow) and the Prospectus and any amendments or supplements to any of the foregoing.

(i)                 Approval of Listing. At the Closing Date, Placement Closing Date and each Option Closing Date, if any, (i) the ADSs and Warrant ADSs to be purchased by the Underwriters from the Company at such time shall have been approved for listing on the Nasdaq Capital Market, subject only to official notice of issuance following the Closing Date by the Depositary and (ii) following the delivery of evidence to the Tel Aviv Stock Exchange of the Underwriters’ payment for the ADSs hereunder in a manner that is satisfactory to the Tel Aviv Stock Exchange, the Underlying Shares shall have been approved for listing on the Tel Aviv Stock Exchange by the Tel Aviv Stock Exchange and the Underwriters shall have received, on or prior to the Initial Closing Date, a copy of such approval of the Tel Aviv Stock Exchange.

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(j)                 Lock-up Agreements. Prior to the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit C hereto signed by each of the persons listed in Exhibit B hereto.

(k)               No Objection. Prior to the date of this Agreement, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l)                 Appointment Agreements. At the Closing Date, the Representative shall have received from the Company an Appointment Agreement in form and substance satisfactory to the Representative, signed by the Company and the Authorized Agent.

(m)             Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representative shall have received:

(1)               Opinion of Counsel for Company. The favorable opinion of Company Counsel and of the special Israeli counsel to the Company and special intellectual property counsel to the Company named in Section 5(b), each in form and substance satisfactory to the Representative and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the respective opinions required by Section 5(b) hereof.

(2)               Opinion of Counsel for Underwriters. The favorable opinion of Underwriters’ Counsel, in form and substance satisfactory to the Representative and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(3)               Opinion of Counsel for the Depositary. The favorable opinion of Depositary Counsel, in form and substance satisfactory to the Representative and dated the Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(4)               Officers’ Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Company by the officers specified in, Section 5(e) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

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(5)               Bring-down Comfort Letter. A letter from Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, in form and substance satisfactory to the Representative and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(g) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date, and except that such letter shall also cover any amendments or supplements to the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus subsequent to the Closing Date.

(6)               CFO Certificate. A certificate, dated the Option Closing Date and in form and substance satisfactory to the Representative, of its chief financial officer with respect to certain financial data contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus (other than any electronic roadshow) and the Prospectus and any amendments or supplements to any of the foregoing, including any amendments or supplements to the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus subsequent to the Closing Date, providing “management comfort” with respect to such information.

(n)               Deposit Agreement. The Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Ordinary Shares and the issuance of the Securities in accordance with the Deposit Agreement.

(o)               Depositary Certificate. The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representative of one of its authorized officers evidencing the deposit with the custodian of the Ordinary Shares against issuance of the Securities, the execution, issuance, countersignature (if applicable) and delivery of the Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representative reasonably requests.

(p)               Additional Documents. At the Closing Date, the Placement Closing Date and each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representative or counsel for the Underwriters may otherwise reasonably request; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representative.

(q)               Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities on such Option Closing Date, may be terminated by the Representative by notice to the Company at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that, in the case of any such termination of this Agreement, Sections 4, 6, 7, 8, 11, 12, 13, 14, 15, 17, 18, 19, 20, 21 and 22 hereof shall survive such termination of this Agreement and remain in full force and effect.

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SECTION 6. Indemnification.

(a)                Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter and Placement Agent, its affiliates, and its and their officers, directors, employees, partners and members and each person, if any, who controls any Underwriter and Placement Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of, relating to, or based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of, relating to, or based on any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, any Marketing Material, any Section 5(d) Written Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or any omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)            against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of, relating to, or based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, any Marketing Material, any Section 5(d) Communication, the General Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(c) hereof.

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(b)               Indemnification by the Underwriters. Each Underwriter and the Placement Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, any Marketing Material, any Section 5(d) Written Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative or the Placement Agent expressly for use therein. The Company hereby acknowledges and agrees that the information furnished to the Company by the Underwriters through the Representative and the Placement Agent expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, any Marketing Material, any Section 5(d) Written Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus: the first sentence of the fifth paragraph, the third sentence of the sixth paragraph, the sentences relating to the selling concessions of the first paragraph under the title “Commissions and Expenses,” and the first sentence of the first paragraph and the first sentence of the sixth paragraph under the caption “Underwriting - Stabilization”.

(c)                Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any claim or commencement of any action against it in respect of which indemnity may be sought hereunder; provided, however, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6, except to the extent that it results in material prejudice (through the forfeiture of substantive rights and defenses) to the indemnifying party and, provided, further, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any indemnified person shall have the right to retain its own counsel to participate in the defense of such proceeding, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties referred to in Section 6(a) above, and all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative, any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d)               Settlement Without Consent if Failure to Reimburse. No indemnifying party shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions) which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

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The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Underwritten Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Underwritten Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative benefits to the Company on the one hand and to the Placement Agent on the other hand in connection with the Placement Securities shall be deemed to be in the same proportion as the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in connection with the offer and sale of the Placement Securities the transaction or transactions that are within the scope of this Agreement bears to the fees paid to the Placement Agent under this Agreement.

The relative fault of the Company on the one hand and the Underwriters and the Placement Agent on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters or the Placement Agent on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Underwriters and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public, and (ii) the Placement Agent shall not be required to contribute any amount in excess of the fees received by the Placement Agent in connection with the offer and sale of the Placement Securities.

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No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each affiliate of any Underwriter and the Placement Agent, each officer, director, employee, partner and member of any Underwriter and the Placement Agent or any such affiliate, and each person, if any, who controls any Underwriter and the Placement Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter or Placement Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint. The Placement Agent’s obligations to contribute pursuant to this Section 7 are several from the Underwriters and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Company (whether signed on behalf of such officer or the Company) and delivered to the Representative or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Placement Agent, any officer, director, employee, partner, member or agent of any Underwriter or Placement Agent or any person controlling any Underwriter or Placement Agent, or by or on behalf of the Company, any officer, director or employee of the Company or any person controlling the Company and shall survive delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a)                Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time on or prior to Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representative may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company at any time on or prior to such Option Closing Date) (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, Israel or the international financial markets, any declaration of a national emergency or war by the United States or Israel, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if (A) trading in any securities of the Company has been suspended or materially limited by the Commission, the Nasdaq Capital Market or the Tel Aviv Stock Exchange, or (B) trading generally on the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market or the Tel Aviv Stock Exchange has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (C) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, Israel or Europe or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

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(b)               Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 4, 6, 7, 8, 11, 12, 13, 14, 15, 17, 18, 19, 20, 21 and 22 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:(1)

(1)               if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(2)               if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligations of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Representative shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

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SECTION 11. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of such fax to be confirmed by telephone). Notices to the Underwriters shall be directed to the Representative at Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660, Attention: General Counsel, fax no. +1 949 720 7247 with a copy to Covington & Burling LLP, 620 Eighth Avenue, New York, New York 10018, Attention: Eric W. Blanchard, fax no. +1 646 441 9111 (with such fax to be confirmed by telephone to +1 212 841 1111); notices to the Company shall be directed to it at 21 Ha’arba’a Street, Tel Aviv, Israel L3 64739, Attention of Micha Ben-Chorin, fax no. + 972-3-541-3144 (with such fax to be confirmed by telephone to +972-3-541-3131).

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Placement Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Placement Agent and the Company and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Placement Agent and the Company and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 9:00 a.m. (New York City time) on December 21, 2016 or such other time as agreed by the Company and the Representative.

“Commission” means the Securities and Exchange Commission.

“Company Documents” means (i) all Subject Instruments and (ii) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, other than Organizational Documents.

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“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Existing Convertible Notes” means any convertible notes or other convertible debt securities of the Company outstanding on the date of this Agreement.

“Existing Warrants” means any warrants to purchase Ordinary Shares outstanding on the date of this Agreement.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulatory Authority Inc. or the National Association of Securities Dealers, Inc. (“NASD”), or both, as the context shall require.

“GAAP” means generally accepted accounting principles of the United States.

“Initial Registration Statement” means the Company’s registration statement on Form F–3 (Registration No. 333-209702), as amended (if applicable), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F–3 under the 1933 Act and the Rule 430B Information; provided that any Rule 430B Information shall be deemed to be part of the Initial Registration Statement only from and after the time such information is deemed, pursuant to Rule 431B, to be part of the Initial Registration Statement.

“Israeli Companies Law” means the Israeli Companies Law, 5759-1999, as amended, and the regulations promulgated thereunder.

“Israeli Securities Law” means the Israeli Securities Law, 5728-1968, as amended, and the regulations promulgated thereunder.

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“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the offering of the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibits F and G hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit G hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 90th day after the date of this Agreement.

“Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically).

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) in the case of a corporation, its articles of association, charter and by-laws or similar organizational document; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Permitted Section 5(d) Communication” means the Section 5(d) Written Communication(s) and Marketing Materials listed on Exhibit I attached hereto.

“Placement Closing Date” means the time and date of delivery of the Placement Securities to the Investor.

“Pre-Pricing Prospectus” means the Initial Preliminary Prospectus Supplement and the Subsequent Preliminary Prospectus Supplement relating to the Underwritten Securities in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“preliminary prospectus” means any prospectus together with, if applicable, the accompanying prospectus supplement used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion,” together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act. The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

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“Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall include such Rule 462(b) Registration Statement from and after the time of such filing, mutatis mutandis.

“Regulation S-T” means Regulation S-T of the Commission.

“Repayment Event” means any event or condition which, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary (if any) of the Company, or (ii) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company or any subsidiary (if any) of the Company is a party the right to liquidate or accelerate the payment obligations, or designate an early termination date under such agreement or instrument, as the case may be.

“Rule 164,” “Rule 172,” “Rule 173,” “Rule 405,” “Rule 424(b),” “Rule 431B,” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.

“Rule 430B Information” means the information included in any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) that was omitted from the Initial Registration Statement at the time it first became effective but is deemed to be part of and included in the Initial Registration Statement pursuant to Rule 430B.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the documents and other information incorporated or deemed to be incorporated by reference therein and the Rule 430B Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Section 5(d) Oral Communication” means each oral communication, if any, made in reliance on Section 5(d) of the 1933 Act by the Company or any person authorized to act on behalf of the Company made to one or more qualified institutional buyers (“QIBs”) and/or institutions that are accredited investors (“IAIs”) to determine whether such investors might have an interest in the offering of the Securities;

“Section 5(d) Written Communication” means each written communication (within the meaning of Rule 405 under the 1933 Act) that is made in reliance on Section 5(d) of the 1933 Act by the Company or any person authorized to act on behalf of the Company to one or more potential investors that are QIBs and/or one or more IAIs, as such terms are respectively defined in Rule 144A and Rule 501(a) under the 1933 Act, to determine whether such investors might have an interest in the offering of the Securities;

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“Subject Instruments” means the Existing Convertible Notes, the Existing Warrants and all other instruments, agreements and documents filed or incorporated by reference as exhibits to the Registration Statement; provided that if any instrument, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

“Termination Event” means any event or condition which gives any person the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Company Documents or any rights of the Company thereunder, including, without limitation, upon the occurrence of a change of control of the Company or other similar events.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representative or the Underwriters.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement , the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Initial Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

45

SECTION 16. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representative, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or required to be retained by the Company pursuant to Rule 433; provided that the prior written consent of the Representative shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit G hereto and, to any electronic road show in the form previously provided by the Company to and approved by the Representative. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit G hereto are Permitted Free Writing Prospectuses.

SECTION 17. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)                each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Company on other matters;

(b)               the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representative;

(c)                it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)               it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)                it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or any shareholders, employees or creditors of Company.

46

SECTION 18. Research Analyst Independence. The Company acknowledges that the Underwriters’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ respective research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their respective research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ respective investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and other entities that may be the subject of the transactions contemplated by this Agreement.

SECTION 19. Trial By Jury. The Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters and the Placement Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 20. Consent to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such action, suit or proceeding in any such court and agrees not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum. The Company represents and warrants that it has appointed Corporation Service Company as its authorized agent (the “Authorized Agent”) in the Borough of Manhattan, the City and County of New York upon which process may be served in any such action, suit or proceeding pursuant to a written agreement (each, an “Appointment Agreement”), a true, complete and correct copy of which will be delivered to the Representative on the Closing Date, further represents and warrants that the Authorized Agent has agreed to act as such agent for service of process, and agrees that service of process upon such Authorized Agent, and written notice of said service to the Company as provided in this Agreement shall be deemed in every respect effective service of process upon the Company in any such action, suit or proceeding, and agrees to take any and all such action as may be necessary to maintain such designation and appointment of such Authorized Agent in full force and effect for a period of 7 years from the date of this Agreement.

SECTION 21. Waiver of Immunity. With respect to any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, the Company irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it would otherwise be entitled, and with respect to any such action, suit or proceeding, waives any such immunity in any court of competent jurisdiction, and agrees not to raise or claim or cause to be pleaded any such immunity at or in respect of any such action, suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

47

SECTION 22. Judgment Currency. The obligation of the Company in respect of any sum due to any Underwriter or Placement Agent under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars (the “Judgment Currency”), not be discharged until the first business day following receipt by such Underwriter or Placement Agent of any sum adjudged to be so due in the Judgment Currency on which (and only to the extent that) such Underwriter or Placement Agent may in accordance with normal banking procedures purchase U.S. dollars with the Judgment Currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter or Placement Agent hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or Placement Agent against such loss in respect of any sum due to such Underwriter or Placement Agent from the Company. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter or Placement Agent hereunder, such Underwriter or Placement Agent agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Underwriter hereunder.

SECTION 23. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 24. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 6 and the contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 6 and Section 7 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the 1933 Act and the 1934 Act.

[Signature Page Follows]

48

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

REDHILL BIOPHARMA LTD.

By	/s/ Dror Ben-Asher
Name: Dror Ben-Asher
Title: Chief Executive Officer

By	/s/ Micha Ben Chorin
Name: Micha Ben Chorin
Title: Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the
date first above written:

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Aaron M. Gurewitz
Name: Aaron M. Gurewitz
Title: Head of Equity Capital Markets

49

EXHIBIT A

Number of Initial Securities

Name of Underwriter	ADSs	Warrants

Roth Capital Partners, LLC.	2,137,500	1,068,750
Echelon Wealth Partners Inc.	112,500	56,250

Total	2,250,000	1,125,000

EXHIBIT B

LIST OF PERSONS SUBJECT TO LOCK-UP

Dror Ben-Asher

Eric Swenden

Dr. Kenneth Reed

Dr. Shmuel Cabilly

Dan Suesskind

Ofer Tsimchi

Rick D. Scruggs

Nurit Benjamini

Reza Fathi, Ph.D.

Gilead Raday

Adi Frish

Micha Ben Chorin

Guy Goldberg

Uri Hananel Aharon

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

December ____, 2016

Roth Capital Partners, LLC

   As Representative of the Several Underwriters

c/o Roth Capital Partners, LLC

888 San Clemente Dr.

Newport Beach, CA 92660

RE:       RedHill Biopharma Ltd. (the “Company”)

Ladies & Gentlemen:

The undersigned is a record or beneficial owner of American Depositary Shares of the Company (“ADSs”), each representing 10 ordinary shares, par value NIS 0.01 per share, of the Company (“Ordinary Shares”), of Ordinary Shares or of securities convertible into or exchangeable or exercisable for ADSs or Ordinary Shares. The Company proposes to conduct a public offering of ADSs and warrants to purchase ADSs (the “Offering”) for which Roth Capital Partners, LLC (“Roth”) will act as the representative of the underwriters. The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this letter agreement. Those definitions are a part of this letter agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any Family Member not to), without the prior written consent of Roth, which may withhold its consent in its sole discretion:

•	Sell or Offer to Sell any ADSs, Ordinary Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

•	enter into any Swap,

•	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any ADSs, Ordinary Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the offered ADSs and offered warrants to purchase ADSs, and the sale of the offered ADSs and offered warrants to purchase ADSs to the underwriters, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to (i) if the undersigned is an individual, dispositions solely in connection with the “cashless” exercise of stock options (the term “cashless” exercise being intended to include the sale or disposition of a portion of the option shares or previously owned shares to the Company to cover payment of the exercise price) for the purpose of exercising such stock options (including sales in respect of tax liabilities arising from such exercise and sale), provided that any Ordinary Shares, ADSs or other capital stock received upon such exercise shall be subject to all of the restrictions set forth herein, (ii) ADSs, Ordinary Shares or Related Securities acquired in open market transactions after the completion of the Offering, provided that prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act shall be required, or made voluntarily, reporting a reduction in beneficial ownership of ADSs, Ordinary Shares or Related Securities in connection with any transfer of such ADSs, Ordinary Shares or Related Securities, (iii) following completion of the Offering, transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company, provided that (A) Roth receives a signed letter agreement from the recipient of such ADSs, Ordinary Shares or other Related Securities, in the form hereof, for the balance of the Lock-Up Period with respect to any such ADSs, Ordinary Shares or other Related Securities, (B) in the event that after such tender offer, merger, consolidation or other similar transaction, any ADSs, Ordinary Shares or other Related Securities are not transferred, sold or tendered, such ADSs, Ordinary Shares or other Related Securities held by the undersigned shall remain subject to the provisions hereof, and (C) in the event that such tender offer, merger, consolidation or other such transaction is not completed, the ADSs, Ordinary Shares or other Related Securities held by the undersigned shall remain subject to the provisions hereof, (iv) if the undersigned is a corporation, partnership, limited liability company or other business entity, transfers (A) to another corporation, partnership, limited liability company or other business entity that is a direct or indirect affiliate (as described in Rule 405 promulgated under the Securities Act) of the undersigned or (B) to a shareholder, partner, member or other equity holder, as the case may be, of such corporation, partnership, limited liability company or other business entity if, in any such case, such transfer is not for value, (v) the transfer of ADSs, Ordinary Shares or Related Securities by gift, or by will or intestate succession, (vi) transfers pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case to any Family Member, or transfers to a Family Member or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or one or more Family Members; provided, however, that in the cases of clauses (iv), (v) and (vi), it shall be a condition to such transfer that:

•	each transferee executes and delivers to Roth an agreement in form and substance satisfactory to Roth stating that such transferee is receiving and holding such ADSs, Ordinary Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such ADSs, Ordinary Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto), and

•	prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of ADSs, Ordinary Shares or Related Securities in connection with such transfer

The undersigned may enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the sale of ADSs, Ordinary Shares or other Related Securities of the Company, provided that the ADSs, Ordinary Shares or other Related Securities subject to such plan may not be sold and no public disclosure of any such plan shall be required or shall be voluntarily made by any person until after the expiration of the Lock-up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of ADSs, Ordinary Shares and/or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any ADSs, Ordinary Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the ADSs. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the underwriters.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

If the Underwriting Agreement is not executed by the parties thereto prior to January 31, 2017, this letter agreement shall automatically terminate and become null and void.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

Signature

Printed Name of Person Signing

(Indicate capacity of person signing if signing as custodian or trustee, or on behalf of an entity)

Certain Defined Terms
Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

•	“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

•	“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 90 days after the date of the Prospectus (as defined in the Underwriting Agreement).

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

•	“Related Securities” shall mean any options or warrants or other rights to acquire ADSs or Ordinary Shares or any securities exchangeable or exercisable for or convertible into ADSs or Ordinary Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into ADSs or Ordinary Shares.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

•	sell, offer to sell, contract to sell or lend,

•	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

•	pledge, hypothecate or grant any security interest in, or

•	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

•	“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of ADSs, Ordinary Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this letter agreement.

EXHIBIT D

Number of Initial Securities to be Sold

	ADSs	Warrants

Company	2,250,000	1,125,000

Total	2,250,000	1,125,000

EXHIBIT E

Number of Option Securities Which May Be Sold

	ADSs	Warrants

Company	337,500	168,750

Total	337,500	168,750

EXHIBIT F

PRICE-RELATED INFORMATION

Number of ADSs being offered: 2,250,000

Number of accompanying Warrants: 1,125,000

Public offering price per combined ADS and Warrant to purchase 0.5 of an ADS: $10.250

Exercise price per Warrant: $13.33

Underwriting discounts and commissions: 6.00%

Settlement date: December 27, 2016

EXHIBIT G

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

None.

EXHIBIT H

FORM OF WARRANT

REDHILL BIOPHARMA LTD.

WARRANT TO PURCHASE AMERICAN DEPOSITARY SHARES

Warrant No.: [  ]

Number of American
Depositary Shares:  [  ]   _______________

Date of Issuance:  December [ ], 2016 (“Issuance Date”)

RedHill Biopharma Ltd., an Israeli company (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [  ], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, pursuant to this Warrant to Purchase American Depositary Shares (“ADSs”) (including any Warrants to Purchase ADSs issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [  ] ([  ]) ADSs (the “Warrant ADSs”).  For purposes of clarification, each ADS represents ten ordinary shares, par value NIS 0.01 per share (the “Ordinary Shares”), of the Company.  Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16.

1.             EXERCISE OF WARRANT.

(a)       Mechanics of Exercise.  Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Issuance Date, in whole or in part, by delivery to the Company of a duly executed facsimile copy (or e-mail attachment) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant ADSs available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant ADSs available hereunder shall have the effect of lowering the outstanding number of Warrant ADSs purchasable hereunder in an amount equal to the applicable number of Warrant ADSs purchased.  The Holder and the Company shall maintain records showing the number of Warrant ADSs purchased and the date of such purchases.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant ADSs hereunder, the number of Warrant ADSs available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)       Exercise Price.  For purposes of this Warrant, “Exercise Price” means $[  ], subject to adjustment as provided herein.

(c)       Cashless Exercise. If at any time after the 6 month anniversary of the Issuance Date there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant ADSs to the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant ADSs equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the last VWAP immediately preceding the time of delivery of the Notice of Exercise giving rise to the applicable “cashless exercise”, as set forth in the applicable Notice of Exercise (to clarify, the “last VWAP” will be the last VWAP as calculated over an entire Trading Day such that, in the event that this Warrant is exercised at a time that the Eligible Market is open, the prior Trading Day’s VWAP shall be used in this calculation);

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 1(c).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on an Eligible Market, the daily volume weighted average price of the ADSs for such date (or the nearest preceding date) on the Eligible Market on which the ADSs are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not an Eligible Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the ADSs so reported, or (d) in all other cases, the fair market value of a share of ADSs as determined by an independent appraiser selected in good faith by the Company.

(d)           Delivery of Securities Upon Exercise.  On or before the third (3rd) Business Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by facsimile (or e-mail attachment) an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder (to the number specified in the Exercise Notice) and the Bank of New York Mellon, the depositary for the ADSs (the “Depositary”).  On or before the third (3rd) Business Day following the date on which the Company has received the Exercise Notice and subject to compliance by the Holder with the provisions of section 1(e) below) (the “Share Delivery Date”), the Company shall (i) issue and deposit with the Depositary a number of Ordinary Shares that will be represented by the number of Warrant ADSs to which the Holder is entitled in respect of that exercise, and (ii) instruct the Depositary to execute and deliver to that Holder an American Depositary Receipt evidencing that number of Warrant ADSs.  Certificates for the Warrant ADSs purchased hereunder shall be transmitted by the Depositary to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Corporation through its Deposit or Withdrawal at Custodian system if the Company is then a participant in such system and otherwise by physical delivery via overnight courier to the address specified by the Holder in the Exercise Notice by the Share Delivery Date.  The Warrant ADSs shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such Warrant ADSs for purposes of Regulation SHO, as of the date the Exercise Notice is delivered to the Company, provided that payment to the Company of the Exercise Price is delivered by the Holder within two Trading Days, and in any event, prior to the delivery of the ADSs by the Depositary.  The Company shall withhold any and all taxes which must be withheld with respect to the issuance and delivery of Warrant ADSs upon exercise of this Warrant.

(e)           Company’s Failure to Timely Deliver Securities. If the Company shall fail to deliver the certificate or certificates representing Warrant ADSs by the Share Delivery Date, and if after the Share Delivery Date the Holder purchases (in an open market transaction or otherwise) ADSs or Ordinary Shares to deliver in satisfaction of a sale by the Holder of ADSs issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within five (5) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the ADSs or Ordinary Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to issue and deliver such Warrant ADSs shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant ADSs (or, at the option of the Holder, reinstate the portion of the Warrant and equivalent number of Warrant ADSs for which such exercise was not honored) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of ADSs that the Company was required to deliver in connection with the exercise at issue, times (B) the price at which the sell order giving rise to such purchase obligation was executed. For example, if the Holder purchases ADSs or Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Warrant ADSs with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (ii) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  If the Company fails for any reason to cause the Depositary to deliver to the Holder the Warrant ADSs subject to an Exercise Notice by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant ADSs subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Exercise Notice), $10 per Trading Day for each Trading Day commencing one (1) Trading Day after such Share Delivery Date until such Warrant ADSs are delivered or Holder rescinds such exercise.

(f)           Payment of Exercise Price and Depositary Fee.  Within two (2) Trading Days of the date of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant ADSs as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds.

(g)           Fractional Shares.  No fractional ADSs are to be issued upon the exercise of this Warrant.  If any fractional share of an ADS would, except for the provisions of the prior sentence, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Holder an amount in cash equal to the Closing Sale Price on the Principal Market of such fractional ADS on the date of exercise.

(h)            Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant ADSs, the Company shall promptly issue to the Holder the number of Warrant ADSs that are not disputed.

(i)   Holder’s Exercise Limitations.  The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation.  For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates shall include the number of Ordinary Shares underlying ADSs issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares underlying ADSs which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 1(h), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.  To the extent that the limitation contained in this Section 1(h) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Exercise Notice shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation.  To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers an Exercise Notice that such Exercise Notice has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 1(h), in determining the number of outstanding Ordinary Shares, a Holder may rely on the number of outstanding Ordinary Shares as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission (the “SEC”), as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or the Depositary setting forth the number of Ordinary Shares outstanding.  Upon the written or oral request of a Holder, the Company shall within three (3) Trading Days confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding.  In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding Ordinary Shares was reported.  The “Beneficial Ownership Limitation” shall be 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon exercise of this Warrant.  The Holder, upon not less than 61 days’ prior written notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1(h) but not in excess of 9.99%, and the provisions of this Section 1(h) shall continue to apply.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(j) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

2.             ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.  The Exercise Price and the number of Warrant ADSs shall be adjusted from time to time as follows:

(a)           Adjustment upon Subdivision or Combination of Ordinary Shares or ADSs.  If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding Ordinary Shares or ADSs into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant ADSs will be proportionately increased.  If the Company at any time on or after the Issuance Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding Ordinary Shares or ADSs into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant ADSs will be proportionately decreased.  Any adjustment under this Section 2(a) shall become effective at the close of the Business Day on the date the subdivision or combination becomes effective.

(b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 2(a) above, if at any time the Company grants, issues or sells any rights to purchase Ordinary Shares, ADSs, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares or ADSs (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares or ADSs acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares or ADSs are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Ordinary Shares or ADSs as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(c) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares or ADSs, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares or ADSs acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares or ADSs are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). To the extent that this Warrant has not been partially or completely exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Holder until the Holder has exercised this Warrant.

(d)           Other Events.  If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions, then the Company’s Board of Directors shall make an appropriate adjustment in the Exercise Price and the number of Warrant ADSs so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(b) shall increase the Exercise Price or decrease the number of Warrant ADSs as otherwise determined pursuant to this Section 2.

3.              FUNDAMENTAL TRANSACTIONS.

(a)           In connection with any Fundamental Transaction, the Company shall make appropriate provision so that this Warrant shall thereafter be exercisable for shares of the Successor Entity based upon the conversion ratio or other consideration payable in the Fundamental Transaction. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the exercise of this Warrant.

In the event that any person becomes a Parent Entity of the Company, such person shall assume all of the obligations of the Company under this Warrant with the same effect as if such person had been named as the Company herein.

4.             NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Association or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Ordinary Shares underlying the ADSs receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares and ADSs upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Ordinary Shares, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of Ordinary Shares to be issued upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

5.             WARRANT HOLDER NOT DEEMED A SHAREHOLDER.  Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company or a holder of ADSs for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant ADSs which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

6.             REISSUANCE OF WARRANTS.

(a)           Transfer of Warrant.  If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company shall forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6(d)), registered as the Holder may request, representing the right to purchase the number of Warrant ADSs being transferred by the Holder and, if less then the total number of Warrant ADSs then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6(d)) to the Holder representing the right to purchase the number of Warrant ADSs not being transferred.

(b)           Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in reasonable and customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6(d)) representing the right to purchase the Warrant ADSs then underlying this Warrant.

(c)           Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 6(d)) representing in the aggregate the right to purchase the number of Warrant ADSs then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant ADSs as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional ADSs will be given.

(d)           Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant ADSs then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6(a) or Section 6(c), the Warrant ADSs designated by the Holder which, when added to the number of ADSs underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant ADSs then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

7.             NOTICES.

(a)           If (i) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares or ADSs, (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares or ADSs, (iii) the Company shall authorize the granting to all holders of the Ordinary Shares or ADSs Purchase Rights, (iv) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares or ADSs, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Shares or ADSs are converted into other securities, cash or property, or (v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares or ADSs of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares or ADSs of record shall be entitled to exchange their Ordinary Shares or ADSs for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the subsidiaries, the Company shall simultaneously file such notice with the U.S. Securities and Exchange Commission (“SEC”) pursuant to a Report on Form 6-K or other eligible form.  The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(b)           Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be in writing and shall be sufficient if sent by first-class mail or courier, postage prepaid, and addressed as follows:  (a) if to the Company, 21 Ha'arba'a Street, Tel Aviv 6473921, Israel or any other address as the Company may hereafter notify to the Holder and (b) if to the Holder, addressed to such address as the Holder may hereafter from time to time notify to the Company for the purposes of notice hereunder.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore.

8.             AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

9.             LISTING OF WARRANTS.  The Company has no intention to list the Warrants on The NASDAQ, the Tel Aviv Stock Exchange or any other national securities exchange or any other recognized trading system. Holder is prohibited from listing any Warrants on any such exchange or trading system or on any other trading platform.

10.           SEVERABILITY.  In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11.           GOVERNING LAW AND VENUE.  This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each of the Company and the Holder submits to the nonexclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York for purposes of all legal proceedings arising out of or relating to this Warrant and the transactions contemplated hereby.  Each of the Company and the Holder irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

12.           CONSTRUCTION; HEADINGS.  This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

13.           REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

14.           TRANSFER.  Without derogating from Section 6 above, this Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

15.           WARRANT AGENT.  The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation or other entity into which the Company or any new warrant agent may be merged or any corporation or other entity resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation or other entity to which the Company or any new warrant agent transfers substantially all of its corporate trust or stockholder services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the books and records of the Company.

16.         CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms shall have the following meanings:

(a)           “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

(b)           “Bloomberg” means Bloomberg Financial Markets.

(c)           “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d)           “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, as the case may be, then the last trade price, respectively, of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the closing bid and closing ask prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(e)           “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., the NYSE MKT, The NASDAQ Stock Market, OTCQB or OTCQX (or any successor to any of the foregoing).

(f)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g)           “Expiration Date” means the date thirty-six (36) months after the Issuance Date or, if such date falls on a day other than a Business Day or a day that is not a Trading Day (a “Holiday”), the next date that is not a Holiday.

(h)           “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its subsidiaries on a consolidated basis to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding Ordinary Shares (including those Ordinary Shares underlying ADSs) (not including any Ordinary Shares held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding Ordinary Shares (including those Ordinary Shares underlying ADSs) (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Ordinary Shares, or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares (including those Ordinary Shares underlying ADSs).

(i)            “Ordinary Shares” means (i) the Company’s Ordinary Shares, par value NIS 0.01 per share, and (ii) any share capital into which such Ordinary Shares shall have been changed or any share capital resulting from a reclassification of such Ordinary Shares.

(j)            “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(k)           “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(l)            “Principal Market” means The NASDAQ Capital Market.

(m)        “Purchase Rights” means, at any time, if the Company grants, issues or sells any rights to purchase stock, warrants, securities or other property pro rata to the record holders of Ordinary Shares or ADSs.

(n)          “Securities Act” means the Securities Act of 1933, as amended.

(o)           “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(p)           “Trading Day” means any day on which the ADSs are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the ADSs, then on the principal securities exchange or securities market on which the ADSs are then traded; provided that “Trading Day” shall not include any day on which the ADSs are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the ADSs are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase American Depositary Shares to be duly executed as of the Issuance Date set out above.

REDHILL BIOPHARMA LTD.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE AMERICAN DEPOSITARY SHARES

REDHILL BIOPHARMA LTD.

The undersigned holder hereby exercises the right to purchase _________________ American Depositary Shares (“Warrant ADSs”) of RedHill Biopharma Ltd., an Israeli company (the “Company”), evidenced by the attached Warrant to American Depositary Shares (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.	Form of Exercise Price. The Holder’s payment of the Exercise Price shall be made with respect to _________________ Warrant ADSs.

2.

Payment of Exercise Price.  Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[  ] [if permitted the cancellation of such number of Warrant ADSs as is necessary, in accordance with the formula set forth in subsection 1(c), to exercise this Warrant with respect to the maximum number of Warrant ADSs purchasable pursuant to the cashless exercise procedure set forth in subsection 1(c).

3.	Delivery of Warrant ADSs.

____________	Issue a certificate or certificates representing said Warrant ADSs in the name of the _______________________ and deliver such certificate or certificates to ________________________.

____________	Deliver the Warrant ADSs in uncertificated form to: Firm Name and DTC Number: ____________________________________ Account Name and Number: ____________________________________

4.	Confirmation. Please send confirmation of receipt of this Exercise Notice to the following facsimile number: ______________________.

Date: _______________ __, 20___	Name of Registered Holder

By: ____________________________________
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs The Bank of New York Mellon (the “Depositary”) to issue the above indicated number of American Depositary Shares in accordance with the Depositary Instructions dated _____, 20__ from the Company and acknowledged and agreed to by the Depositary.

REDHILL BIOPHARMA LTD.

By: _______________________________

Name:

Title:

EXHIBIT I

PERMITTED SECTION 5(d) COMMUNICATIONS

Emails from representatives of the Company to representatives of the Investor between December 15, 2016 and December 20, 2016.